INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements on Form S-3 (Registration Statement Nos. 333-34263 and 333-49587) and Form S-8 (Registration No. 333-48905) of U.S. Restaurant Properties, Inc. of: our report dated June 30, 1999 with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Equilon Dealer Acquisition) for the year ended December 31, 1998; our report dated June 18, 1999 with respect to the combined statement of revenues and certain expenses of Selected Properties Sold to U.S. Restaurant Properties, Inc. (Cabana Acquisition) for the year ended December 31, 1998; our report dated June 21, 1999 with respect to the statement of revenues and certain expenses of the Property Sold to U.S. Restaurant Properties, Inc. by American National Bank and Trust Company of Chicago, as trustee and Rayburt Systems, Inc. as beneficiary, for the year ended December 31, 1998; and our report dated June 30, 1999 with respect to the balance sheet of Rowley Petroleum - Lakewood, LLC as of February 1, 1999, each appearing in this Current Report on Form 8-K of U.S. Restaurant Properties, Inc.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP


Dallas, Texas
July 2, 1999